SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
current report
pursuant to section 13 or 15(d) of the
securities exchange act of 1934
Date of Report (date of earliest event reported): January 8, 2008
American Greetings Corporation
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road
Cleveland, Ohio		44144

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 252-7300
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On January 8, 2008, American Greetings issued a press release reporting that it has completed the $100 million share repurchase program that was announced April 17, 2007. American Greetings also announced that its Board of Directors has authorized the repurchase of up to $100 million of Class A common shares. A copy of the press release is attached hereto as Exhibit 99.1.
The information in this Item 7.01 of this Current Report on Form 8-K (including the Exhibit 99.1 attached hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release, dated January 8, 2008, reporting the completion of the $100 million share repurchase announced April 17, 2007, and announcing authorization of another $100 million share repurchase program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation (Registrant)
By:	/s/ Stephen J. Smith
Stephen J. Smith, Senior Vice President
and Chief Financial Officer

Date: January 8, 2008